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                                                                 Exhibit 4.2

                              $65,000,000

                   PENN TREATY AMERICAN CORPORATION

            6-1/4% Convertible Subordinated Notes due 2003

                     REGISTRATION RIGHTS AGREEMENT


                                                           November 26, 1996


BEAR, STEARNS & CO. INC.
ADVEST, INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Dear Sirs:

         Penn Treaty American Corporation, a Pennsylvania corporation (the "COMPANY"), has entered into a Purchase Agreement with you (the "PURCHASERS"), dated November 20, 1996 (the "PURCHASE AGREEMENT"), providing for the issuance and sale by the Company to you of $65,000,000 aggregate principal amount (and up to an additional $9,750,000 aggregate principal amount) of the Company's 6-1/4% Convertible Subordinated Notes due 2003 (the "NOTES"). As contemplated by the provisions of the Purchase Agreement, and as an inducement to you to consummate the transactions contemplated thereby, the Company hereby agrees with you as follows:


1.  DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         AGREEMENT:  As defined in the preamble hereto.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange
    Act.


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         BUSINESS DAY:  A day other than a Saturday, a Sunday, a day on which the banking institutions in the State and City of New York are authorized or obligated by law or executive order to close or a day that is declared a national or New York state holiday.

         CLOSING DATE:  The date of this Agreement.

         COMMISSION:  Securities and Exchange Commission.

         COMMON STOCK: Common Stock of the Company, par value $.10 per share, issuable upon conversion of the Notes.

         COMPANY:  As defined in the preamble hereto.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer, and (iii) the delivery by the Company to the registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

         EFFECTIVENESS TARGET DATE:  As defined in Section 3(a) hereof.

         EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         EXCHANGE OFFER: The registration by the Company under the Securities Act of the New Notes pursuant to the Exchange Offer Registration
    Statement through which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

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         EXCHANGE OFFER REGISTRATION STATEMENT:  As defined in Section 3(b).

         HOLDER:  As defined in Section 2(b) hereof.

         INDEMNIFIED PERSON:  As defined in Section 6(a) hereof.

         INDENTURE: The Indenture, dated as of November 26, 1996, by and between the Company and First Union National Bank, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         NASD:  National Association of Securities Dealers, Inc.

         NEW NOTES:  As defined in Section 3(b) hereof.

         NOTES:  As defined in the preamble hereto.

         PERSON: A corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented including without limitation by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

         PURCHASE AGREEMENT:  As defined in the preamble hereto.

         PURCHASERS:  As defined in the preamble hereto.

         REGISTRATION STATEMENT: The Shelf Registration Statement or the Exchange Offer Registration Statement of the Company that is filed pursuant to the provisions of Section 3 hereof, including the Prospectus included therein, all amendments and supplements thereto (including any post-effective amendments) and all exhibits and material incorporated by reference therein.

         SECURITIES ACT:  Securities Act of 1933, as amended.

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         SELLER:  As defined in Section 2(c) hereof.

         SHELF FILING DEADLINE:  As defined in Section 3(a) hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 3(a) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended and in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Note and any Common Stock issued upon conversion of such Note, until the earliest to occur of (i) the date on which such Note or Common Stock, as the case may be, has been effectively registered under the Securities Act and disposed of in accordance with an effective Shelf Registration Statement, (ii) the date on which such Note is exchanged for a New Note in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act and (iii) the date on which such Note or Common Stock, as the case may be, is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


2.  SECURITIES SUBJECT TO THIS AGREEMENT

         (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person, or a nominee of such Person, owns such Transfer Restricted Securities of record.

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         (c)  SELLER OF TRANSFER RESTRICTED SECURITIES.  A Person is deemed to be a seller of Transfer Restricted Securities (hereafter, a "Seller") whenever such Person is deemed to be a selling security holder for purposes of Item 507 of Regulation S-K under the Securities Act.


3.  REGISTRATION

         (a)  SHELF REGISTRATION.  The Company hereby agrees to:

              (i) use its best efforts to file or cause to be filed a continuous registration statement pursuant to Rule 415 under the Securities Act (together with the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and materials incorporated by reference therein, the "SHELF REGISTRATION STATEMENT") on or prior to the 90th day after the Closing Date (the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities, PROVIDED that the Sellers thereof shall have provided in a timely manner the information required pursuant to
         Section 3(b) hereof; and

              (ii) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the Closing Date (the "EFFECTIVENESS TARGET DATE").

Subject to any notice by the Company in accordance with Section 4(b) hereof of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Sellers entitled to the benefit of this Section 3(a) and to ensure that the Shelf Registration Statement conforms to the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time thereunder for a period of at least three years following the Closing Date, PROVIDED that the Company shall not be obligated to keep the Shelf Registration Statement effective, if it has received an opinion from its counsel, Ballard Spahr Andrews & Ingersoll, or other counsel designated by the Company and reasonably acceptable to the Purchasers ("COMPANY

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COUNSEL"), to the effect that the Transfer Restricted
Securities can be freely offered and sold without the continued effectiveness of the Shelf Registration Statement.

         (b) CERTIFIED SECURITIES; PROVISION BY SELLERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Seller of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Seller furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or any Prospectus or preliminary Prospectus included therein. After the first such request for information by the Company, it shall be the sole responsibility of each Seller to (i) notify the Company of any change of address or change of ownership of Transfer Restricted Securities of such Seller and (ii) supply the Company with such information that the Company reasonably needs in order to list such Seller as a selling security holder in the Shelf Registration Statement or any Prospectus or preliminary Prospectus included therein. In connection with all such requests for information from Sellers of Transfer Restricted Securities, the Company shall use all reasonable efforts to notify such Sellers of the requirements set forth in the preceding sentence. Each Seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in such Shelf Registration Statement in order to make the information previously furnished to the Company by such Seller for inclusion therein not materially misleading.

         (c) REGISTERED EXCHANGE OFFER. If, based upon a written opinion of Company Counsel addressed and delivered to the Holders, the Company determines that it is permissible under applicable law and Commission policy to Consummate an Exchange Offer, the Company may at its election Consummate an Exchange Offer in lieu of filing and maintaining the Shelf Registration Statement described herein. If the Company elects to Consummate an Exchange Offer in accordance with the provisions hereof, the Company shall (i) cause to be filed with the Commission no later than the Shelf Filing Deadline (or later if the Company has filed and maintained a Shelf Registration Statement pursuant to this Agreement), a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") under the Securities Act relating to (A) a new issue of notes identical in all material respects to the Notes except as to transfer restrictions (the "NEW NOTES") and
(B) the shares of Common Stock issuable upon conversion of such New Notes, (ii) use all reasonable efforts to cause such Registration Statement to become effective no later than the Effectiveness Target Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration

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Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and
(iv) upon the effectiveness of the Registration Statement, commence the Exchange Offer. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Notes (and the shares of Common Stock issuable upon conversion of such New Notes) shall be included in the Exchange Offer Registration Statement. The Company shall use all reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after such effectiveness. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Notes and to permit resales of New Notes and shares of Common Stock received by Broker-Dealers in the Exchange Offer by delivering the Prospectus contained in the Exchange Offer Registration Statement. The "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by Commission policy. The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of New Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective. The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales. Notwithstanding anything herein to the contrary, despite the Consummation of an Exchange Offer, the Company shall be required to file the Shelf Registration Statement in accordance with Section 3(a) hereof if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days of the Consummation of the Exchange Offer (x) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (y) that such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or

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(z) that such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates.


4.  REGISTRATION PROCEDURES

         (a) In connection with any Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) below and, subject to the provisions of this Agreement, shall use all reasonable efforts to effect such registration to permit the resale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof as set forth in the Shelf Registration Statement. The parties hereto agree that the Transfer Restricted Securities shall not be sold in any Underwritten Offering and the Company shall in no event be required to cooperate with or pay for any Underwritten Offering.

         (b) In connection with any Registration Statement and any Prospectus required by this Agreement:

              (i)  subject to any notice by the Company in accordance with this
         Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to cause the Registration Statement to become effective and, subject to the provisions of Section 4(d) hereof, keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement correcting any such misstatement or omission, and, in the case of either clause (A) or (B), except as set forth in Section 4(b)(xv) below, use all reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

              (ii) subject to the provisions of Section 4(d) hereof, the Company shall prepare and file with the Commission such amendments

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         and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as shall terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; subject to the provisions of Section 4(d) hereof, the Company shall cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Securities Act and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Sellers set forth in such Registration Statement;

              (iii) the Company shall use all reasonable efforts to advise the Sellers promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment to any Registration Statement in which the Sellers are listed as such has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus in which the Sellers are listed as such or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement in which the Sellers are listed as such under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes or
         (D) of the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event that would require additional disclosure of material, non-public information by the Company in the Registration Statement as to which the Company has a BONA FIDE business purpose for preserving confidentiality or that renders the Company unable to comply with Commission requirements) that makes untrue any statement of a material fact made in

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         the Registration Statement, the Prospectus, any amendment or supplement thereto in which the Sellers are listed as such or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (it being understood, however, that the Company need merely advise the Sellers of the existence of such fact or event but shall not be obligated to describe the same, either generically or specifically). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (iv) the Company shall furnish to each Purchaser, and to each Seller who may have requested the same in writing, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein and any amendments or supplements thereto (including all documents incorporated by reference prior to the effectiveness of such Registration Statement), which documents, other than documents incorporated by reference, shall be subject to the review by the Purchasers for a period of at least five Business Days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Purchasers shall reasonably object within five Business Days after the receipt thereof;

              (v) if practicable, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, the Company shall provide copies of such document to each of the Purchasers, and to each Seller who may have requested the same in writing, make representatives of the Company available in person or by conference call with the Purchasers for discussion of such document and other customary due diligence matters, and include such information in

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         such document prior to the filing thereof as the Purchasers reasonably may request;

              (vi) subject to Section 4(d) hereof, if so requested in writing by any Seller, the Company shall promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Seller may reasonably request in writing to have included therein, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities or New Notes to be sold in such offering; and, subject to Section 4(d) hereof, make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

              (vii) upon the written request of a Seller, the Company shall furnish to such Seller without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

              (viii) the Company shall deliver to each Seller without charge, as many copies of the Prospectus (including each preliminary prospectus intended for public distribution) and any amendment or supplement thereto as such Seller reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each Seller named therein in connection with the offering and the sale of the Transfer Restricted Securities or New Notes covered by the Prospectus or any amendment or supplement thereto, PROVIDED that such use of the Prospectus, and such offering and sale, conforms to the Plan of Distribution set forth in the Prospectus and complies with all applicable laws;

              (ix) the Company shall cooperate with the Sellers to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends


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         and, subject to the terms of the Indenture, enable such certificates to be in such denominations and registered in such names as the Sellers may request in writing at least two Business Days prior to any sale of Transfer Restricted Securities;

              (x) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in Section 4(b)(iii)(D) above, the Company shall prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which it was made, to make the statements therein not misleading, PROVIDED that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and PROVIDED, FURTHER, that, in the event of a material business transaction (including without limitation pending negotiations relating to such a transaction) that, based upon the advice of the Company Counsel, would require disclosure by the Company in the Registration Statement of material, nonpublic information that the Company has a BONA FIDE business purpose for not disclosing, then for so long as such circumstances and such business purpose continue to exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder;

              (xi) the Company shall provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with certificates for the Notes or New Notes, as the case may be, that are in a form eligible for deposit with The Depository Trust Company;

              (xii) the Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, in a regular filing on Form 10-Q or Form 10-K, a consolidated earnings statement that covers a period of at least twelve consecutive calendar months commencing after the ef-

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         fective date of the Registration Statement and satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

              (xiii) the Company shall cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required to be filed by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes, if any, to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute, and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

              (xiv) the Company shall cause the shares of Common Stock covered by the Registration Statement to be listed on such securities exchange or automated quotation system on which the Company's Common Stock is then listed; and

              (xv) the Company shall provide promptly to each Holder upon request any document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

    Each Seller, by its acquisition of a Transfer Restricted Security, shall be deemed to have agreed that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, such Seller shall: (i) keep the fact of such notice confidential and (ii) forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Seller's receipt of the copies of a supplemented or amended Prospectus as contemplated by
Section 4(b)(xv) hereof, or until it receives advice in writing (the "ADVICE") from the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Seller shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Seller's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the



                                         13
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giving of such notice pursuant to Section 4(b)(iii)(D) hereof to and including the date when each Seller named in such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(b)(xv) hereof or shall have received the Advice, PROVIDED that the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall not be extended, if the Company has received an opinion from Company Counsel to the effect that the Restricted Transfer Securities can be freely tradable without the continued effectiveness of the Shelf Registration Statement.

    (c) In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 4(b) (other than those that are not applicable) and shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof. In addition, prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (i) stating that they are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained by the Company and (ii) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes received in the Exchange Offer. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in and does not intend to engage in and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Purchaser, for itself and on behalf of the Holders, hereby acknowledges and agrees, and each Holder by its purchase of Transfer Restricted Securities shall be deemed to have acknowledged and agreed, that any Broker-Dealer and any Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1)


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could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

    (d) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to amend the Registration Statement or amend or supplement the Prospectus no more often than quarterly if the sole reason for such amendment or supplement is the furnishing of new or amended information from one or more Sellers and until any such amendment or supplement is filed, such Seller or Sellers, as the case may be, shall not sell any securities pursuant to the then current Registration Statement and Prospectus.


5.  REGISTRATION EXPENSES

    The following expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Seller with the NASD); (ii) the reasonable fees and expenses of Weil, Gotshal & Manges LLP or such other single firm of counsel as may be chosen by holders of a majority in principal amount of the Transfer Restricted Securities included within the coverage of such Registration Statement for the services of such firm in connection with the registration of such Sellers' Transfer Restricted Securities under cover thereof; (iii) all expenses of printing or copying (including printing of any certificates evidencing the Notes and printing or copying of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing of the Common Stock on a national securities exchange or automated quotation system pursuant to the provisions of Section 4(b)(xiv) hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company shall, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
The Company shall not be responsible for any other expenses or costs, including, but not limited to, commissions, fees and discounts of brokers, dealers and agents.

6.  INDEMNIFICATION

    (a) The Company agrees to indemnify and hold harmless (i) each Seller and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Seller (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Seller or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses ("LOSSES") (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except (as to any Seller) insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to such Seller furnished in writing to the Company by such Seller for use therein. The Company shall notify the Sellers promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves the Company or any Indemnified Person.

    (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing (PROVIDED that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, PROVIDED that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Sellers or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Person and the Company and such Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; PROVIDED, FURTHER, that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Sellers and shall be subject to the Company's approval, not to be unreasonably withheld, in connection with any one such action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any Loss by reason of any settlement of any action effected with its written consent. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

    (c) Each Seller, by including its Transfer Restricted Securities within the coverage of a Registration Statement hereunder, shall be deemed to have agreed, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Seller furnished in writing by such Seller for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or any of its directors or officers or any such controlling person in respect of which indemnity may be sought against a Seller, such Seller shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Indemnified Person by the proceeding paragraph. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the securities registered for the account of such Seller pursuant to provisions hereof.

    (d) If the indemnification provided for in this Section 6 is unavailable to a party entitled to indemnification in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sellers on the other hand from their sale of Transfer Restricted Securities or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Person on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party, including under this Agreement.

    The Company and each Purchaser, for itself and on behalf of the Sellers, agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Sellers (and their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Seller with respect to the Notes exceeds the amount of any damages which such Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Sellers' obligations to contribute pursuant to this
Section 6(d) are several, in proportion to the respective principal amount of Notes held by each Seller, and not joint.

7.  RULE 144A

    The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Securities Act in order to permit offers and sales of such Transfer Restricted Securities pursuant to Rule 144A.


8.  MISCELLANEOUS

    (a) REMEDIES. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by such party of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b) NO INCONSISTENT AGREEMENTS. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to or for the benefit of the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

    (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

    (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return-receipt requested), telecopier or courier guaranteeing overnight delivery;

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

              with a copy to:

                        Bear, Stearns & Co. Inc.
                        245 Park Avenue
                        New York, New York 10167
                        Telecopier:  (212) 272-3613
                        Attention:  David K. Blume,
                                       Vice President

         (ii) if to a Seller, to the address of such Seller set forth in the latest written communication from such Seller to the Company, with copies to the Registrar under the Indenture and to Bear, Stearns & Co. Inc. as aforesaid,

              and

         (iii)     if to the Company:

                        Penn Treaty American Corporation
                        3440 Lehigh Street
                        Allentown, Pennsylvania 18103
                        Telecopier: (610) 967-1098
                        Attention:  Jane M. Bagley, Esq.
                                       General Counsel
              with a copy to:

                   Ballard Spahr Andrews & Ingersoll
                   1735 Market Street
                   Philadelphia, Pennsylvania 19103
                   Telecopier:  (215) 864-8999
                   Attention:  Justin P. Klein, Esq.


    All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

    Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

    (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders and Sellers of Transfer Restricted Securities; PROVIDED that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder or Seller unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder or Seller.

    (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

    (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

    (j)  ENTIRE AGREEMENT.  This Agreement, together with the other
Transaction Agreements (as defined in the Purchase Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    If the foregoing correctly sets forth our mutual understanding and agreement, please countersign and return the enclosed counterpart hereof, whereupon this letter, together with all counterparts hereof, shall be deemed a binding agreement between the Company and the Purchasers in accordance with its terms.

                                     PENN TREATY AMERICAN CORPORATION


                                     By: /s/ Irving Levit
                                        ----------------------------------
                                        Name: Irving Levit
                                        Title: President and
                                               Chief Executive Officer


BEAR, STEARNS & CO. INC.
ADVEST, INC.
By:  BEAR, STEARNS & CO. INC.
     As Representative,


    By: /s/ Stephen Parish
       -----------------------------
    Name: Stephen Parish
    Title: Senior Managing Director